UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 3, 2010
DATE OF EARLIEST EVENT REPORTED: April 26, 2010

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 26, 2010, Blast Energy Services, Inc. (“Blast”) entered into a letter of intent with Sun Resources Texas, Inc., a privately-held company based in Longview, Texas (“Sun”), to acquire Sun’s oil and gas interests in the Sugar Valley Field located in Matagorda County, Texas (the “Field”).

Under the terms proposed in the letter of intent, Blast will pay $1.2 million in cash and stock (as described below) for Sun’s approximately 66% working interest in three wells on the Field currently producing a total of approximately 40 gross barrels per day from the Gravier Sand formation, with an estimate of more than 30,000 barrels of net in recoverable reserves to Blast, and approximately a 75% working interest in non-producing recoverable reserves estimated on the Field, at over 78,000 barrels net to Blast.

This transaction also contemplates the drilling of a development well to access the non-producing reserves commencing in November 2010.  The gross drilling and completion cost of this well is expected to be approximately $900,000.  In addition, Blast contemplates drilling a water disposal well on the Field with a gross cost of $200,000 to reduce the operating costs of the producing wells.

Terms of the transaction as provided in the letter of intent include the issuance of a note payable to Sun in the amount of $400,000 which will be payable in cash on or before October 8, 2010 and the issuance of restricted common shares of Blast with an equivalent value of $800,000 at the closing of the transaction.

Additionally, since Sun is the operator of the wells, Blast expects to retain key employees of Sun through service agreements following the closing.

Following due diligence and the negotiation of a definitive agreement, the transaction is expected to close in September 2010, funding permitting, and subject to the approval of the Board of Directors of both companies and Sun’s shareholders.  Blast intends to pay Sun in connection with the transaction with funds received from the $2 million payable to Blast in September 2010 from Quicksilver Resources, Inc. (“Quicksilver”), in connection with the Compromise Settlement and Release Agreement entered into with Quicksilver in September 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                                        Description

10.1*                      Letter of Intent with Sun Resources Texas, Inc.

99.1*	Press Release describing Blast’s entry into the Letter of Intent with Sun Resources Texas, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Michael Peterson,
Michael Peterson
Interim President and CEO

Date: May 3, 2010